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                                    EXHIBIT A(11)

                               NORTHWESTERN MUTUAL LIFE
                              720 EAST WISCONSIN AVENUE
                             MILWAUKEE, WISCONSIN  53202

John A. Doe                                 December 31, 1998
123 Main Street
Anytown, Wisconsin  53000                   RE:  14 567 890
                                            John A. Doe
                                            FLEXIBLE PREMIUM
                                            VARIABLE LIFE
                                            INSURANCE POLICY


                             NOTICE OF CANCELLATION RIGHT

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully.

You have recently purchased a variable life insurance policy from Northwestern Mutual Life. The benefits of this policy depend on the investment experience of Northwestern Mutual Variable Life Account. The prospectus that was given to you at the time of sale describes the Account and gives an illustration reflecting various investment performances.

You have the right to examine and cancel this policy. Upon its return, you are entitled to a refund. The cancellation deadline is the latest of:

1.  10 days after you have received the policy.
2. 45 days from December 15, 1998, the date you completed part 1 of the application.
3.  10 days after you have received this notice.

In determining whether or not to exercise your right, you should consider, along with other factors, the projected cost and your ability to make premium payments. Please consult and review the prospectus you have received. The prospectus describes the deductions from premiums before amounts are allocated to the Account mentioned above. These are:

    A charge for state premium taxes equal to 2.35% of premiums paid.

    A charge for federal income taxes measured by premiums equal to 1.25% of premiums paid.

    A charge for sales cost. The charge is 15% of premiums paid up to the Target Premium and 3% of all other premiums.

If you decide to cancel your policy, complete the form on the reverse side and return it along with your policy. The postmark of the returned policy must be on or before the deadline described above.

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                VARIABLE  LIFE  INSURANCE  CANCELLATION  INSTRUCTIONS
                                PLEASE READ CAREFULLY

If, after reading the Notice of Cancellation Right on the reverse side, you decide to return your policy for cancellation, you must:

1.  Sign and date the bottom of this form.

2.  Mail this notice together with your policy to either

    YOUR AGENT:              OR        THE HOME OFFICE:

    NORM WESTON, CLU                   NORTHWESTERN MUTUAL LIFE
    200 PARK DRIVE                     NEW BUSINESS DEPARTMENT
    ANYTOWN, WI  53000                 720 EAST WISCONSIN AVENUE
                                       MILWAUKEE, WI  53202

3. The postmark of the envelope must be on or before the latest date permitted for cancellation as described on the reverse side.

4. Please check the box at the bottom if you have not yet received your policy when mailing this form.

--------------------------------------------------------------------------------

                 TO BE FILLED OUT BY OWNER IF CANCELLATION IS DESIRED

TO: Northwestern Mutual Life
    New Business Department
    Central Region

Pursuant to the terms of the Notice of Cancellation Right printed on the reverse side of these instructions, I hereby return the policy numbered to allow for cancellation and request a refund. I release Northwestern Mutual Life from any claims in connection with the sale or issuance of this policy. I acknowledge that Northwestern Mutual Life's only liability is a refund equal to the sum of
(a) the difference between any premium paid and the amount allocated to the Separate Account plus (b) the value of the policy in the Separate Account on the date the returned policy is received. STATE VARIATION NUMBER ONE, ADD THE FOLLOWING SENTENCE: The amount of the refund will not be less than the premium paid. STATE VARIATION NUMBER TWO, ADD THE FOLLOWING SENTENCE: If the policy is returned within 10 days of the date it was delivered, the amount of the refund will not be less than the premium paid.

    ------------------------------          -----------------------------------
         Date of Signature                       Signature of Policy Owner

    ------------------------------          -----------------------------------
    Date of Receipt of Our Policy                      Policy Number
    And This Notice of Cancellation
    Right
                                            -----------------------------------
                                                       Name of Insured
                                                  (if other than the Owner)

_____ I have not yet received the policy. Should it be received, I will return it to Northwestern Mutual Life.

                                            -----------------------------------
                                                     Signature of Agent

                                            -----------------------------------
                                                           Date